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                                                                  EXHIBIT 5.01
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                   [ROBINSON BRADSHAW & HINSON LETTERHEAD]

                                June 12, 2003

Caraustar Industries, Inc.
3100 Joe Jerkins Boulevard
Austell, Georgia 30106

Re: Registration Statement on Form S-8 of Caraustar Industries, Inc. relating to the Caraustar Industries, Inc. Employees' Savings Plan

Ladies and Gentlemen:

         We have served as counsel to Caraustar Industries, Inc., a North Carolina corporation (the "Corporation"), in connection with the preparation by the Corporation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale of up to 800,000 shares of the Corporation's common stock, $0.10 par value per share (the "Shares") and the preferred stock purchase rights associated with the Shares, to be issued by the Corporation pursuant to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"). The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service issued a Determination Letter dated July 29, 2002, with respect to amendments to the Plan executed on February 6, 2002 (the "Determination Letter").

         This opinion is given as of the date hereof and is based on facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 8 of Form S-K and Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the Plan, including the amendments to the Plan that were adopted subsequent to February 6, 2002 (the "Amendments," which are the EGTRRA amendment executed April 26, 2002, the Plan amendment executed December 15, 2002, the First Amendment executed February 7, 2003, and the Second Amendment executed March 21, 2003). We have also examined the Determination Letter, the Registration Statement, the Amended and Restated Articles of Incorporation of the Corporation listed as an exhibit to the Registration Statement (the "Charter"), the Amended and Restated Bylaws of the Corporation listed as an exhibit to the Registration Statement (the "Bylaws"), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies; and (v) the taking of all required corporation action in relation


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to the Plan.

         Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the provisions of the Amendments comply, in all material respects, with the requirements of ERISA pertaining to the Amendments. This opinion does not speak to any issues not expressly addressed above, including but not limited to the Plan's compliance with ERISA in operation.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold by the Corporation pursuant to the terms and conditions of the Plan, and upon payment of the consideration payable therefor pursuant to the Plan, will be legally issued, fully paid and nonassessable.

         We have assumed that the Corporation and those officers and employees who may purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to ERISA and the laws of the State of North Carolina, and we express no opinion with respect to the effect of any other law.

         This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and pursuant to the Act and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        ROBINSON, BRADSHAW & HINSON, P.A.

                                        /s/ Robinson, Bradshaw & Hinson, P.A.